Exhibit 23.3

福建省福州市台江区望龙二路1号国际金融中心（IFC）37层（350005）

电话：+86-591-87850803 传真：+86-591-87816904

37/F, IFC, No.1, Wanglong 2nd Avenue, Taijiang District, Fuzhou, Fujian 350005 P.R.China

Tel：+86-591-87850803       Fax：+86-591-87816904

www.allbrightlaw.com

December 10, 2024

To: Golden Heaven Group Holdings Ltd

Fourth Floor, Harbour Place,

103 South Church Street, P.O. Box 10240,

Grand Cayman KY1-1002,

Cayman Islands.

Dear Sir/Madam,

We hereby consent to the references to our firm’s name under the headings “Prospectus Summary”, “Risk Factors” and “Enforceability of Civil Liabilities” in Form S-8, which will be filed with the Securities and Exchange Commission (the “SEC”) on the date hereof. We also consent to the filing of this consent letter with the SEC as an exhibit to the Form S-8.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours sincerely,

/s/ Zhang Biwang
Zhang Biwang
Partner Lawyer

/s/ AllBright Law Offices (Fuzhou)
AllBright Law Offices (Fuzhou)